WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                                JOHN ARNOT WILSON
                                     RETIRED
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811



                                         August 26, 1997


PMC-Sierra, Inc.
105-8555 Baxter Place
Burnaby, British Columbia
Canada  V5A 4V7

         Re:  Registration Statement on Form S-3 (File No. 33-86930)
              ------------------------------------------------------
Gentlemen & Ladies:

         We have examined the Post-effective Amendment No. 4 to the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "Registration Statement") in connection with your adoption of the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") registered under Post-effective Amendment No. 3 to the Registration Statement on Form S-3 (No. 33-86930). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares in the manner set forth in the Registration Statement.

         It is our opinion that, when issued and sold in the manner set forth in the Registration Statement, the Shares will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                       Very truly yours,

                                         /s/ WILSON SONSINI GOODRICH & ROSATI

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation